Exhibit 99.2

Alpha and Omega Semiconductor Limited
Prepared Remarks for the Investor Conference Call
for the Quarter Ended December 31, 2025

February 5, 2026

Steven Pelayo

Good afternoon, everyone, and welcome to Alpha and Omega Semiconductor’s conference call to discuss fiscal 2026 second quarter financial results. I am Steven Pelayo, Investor Relations representative for AOS. With me today are Stephen Chang, our CEO, and Yifan Liang, our CFO. This call is being recorded and broadcast live over the Web. A replay will be available for seven days following the call via the link in the Investor Relations section of our website.

Our call will proceed as follows today. Stephen will begin business updates including strategic highlights, and a detailed segment report. After that, Yifan will review the financial results and provide guidance for the March quarter. Finally, we will have the Q&A session.

The earnings release was distributed over wire today, February 5, 2026, after the market close. The release is also posted on the company's website. Our earnings release and this presentation include non-GAAP financial measures. We use non-GAAP measures because we believe they provide useful information about our operating performance that should be considered by investors in conjunction with the GAAP measures. A reconciliation of these non-GAAP measures to comparable GAAP measures is included in the earnings release.

We remind you that during this conference call, we will make certain forward-looking statements, including discussions of the business outlook and financial projections. These forward-looking statements are based on management's current expectations and involve risks and uncertainties that could cause our actual results to differ materially. For a more detailed description of these risks and uncertainties, please refer to our recent and subsequent filings with the SEC. We assume no obligations to update the information provided in today's call.

Now, I will turn the call over to our CEO, Stephen Chang. Stephen?

Stephen Chang (Chief Executive Officer)

Thank you, Steven. Welcome to Alpha and Omega’s fiscal 2026 Q2 earnings call. I will begin with a high-level overview of our results and then jump into segment details.

We delivered fiscal Q2 revenue results slightly higher than the midpoint of our guidance primarily reflecting:

1.Seasonality across several end markets including PC’s, wearables, tablets and gaming;
2.Inventory digestion in A.I., further impacted by shifts in GPU allocation to prioritize datacenters over graphic card markets;
3.Strength from our Tier One US smartphone customer; and

4.Sequential growth in E-Mobility, Power Tools and Home Appliances.

Overall, total December quarter revenue was $162.3 million, down 6.3% year-over-year, and down 11.1% sequentially. Non-GAAP gross margin was 22.2%. Non-GAAP EPS was a loss of $0.16 per share.

In addition, we repurchased approximately $13.9 million of AOS shares during the December quarter, representing 728,000 shares, as part of our recently announced $30 million share repurchase program approved by the Board. Following these purchases, approximately $16 million remains available. This balanced approach to capital allocation reflects the Board’s and management’s confidence in our strategy and execution, while maintaining the financial strength needed to invest for long-term growth and deliver shareholder value.

Several years ago, we launched a deliberate strategy to transform AOS from a component supplier into a provider of application-specific total solutions. From the start, our focus has been on higher-performance markets where system-level differentiation matters, barriers to entry are higher, and we can meaningfully expand BOM content. We believe this strategy is working. We have seen tangible results in AI and graphics, in smartphones through a mix shift toward premium platforms and higher charging currents. More recently, this momentum has extended into our high-performance medium-voltage MOSFETs used in applications such as hot-swap and intermediate bus converters for AI data centers. Just as important, this focus helps offset competitive pressure at the lower end of the market and reinforces our confidence in the direction we are taking.

We have remained disciplined in how we execute this strategy, making targeted, long-term investments rather than reacting to short-term noise. As applications continue to evolve toward higher performance and greater system complexity, we believe the right response is to accelerate investment in the technologies, products, and engineering resources required to win. Consequently, we are increasing critical R&D investments. These are not broad-based investments; they are highly focused where we hold clear differentiation, strong customer engagement, and a clear roadmap to higher BOM content and sustainable margins.

To support this strategy, we strategically optimized our balance sheet. As part of a planned capital allocation approach, we monetized a portion of our equity interest in the Chongqing joint venture, while retaining a meaningful ongoing stake. As previously announced, we sold approximately 20% of our equity interest in the joint venture for an aggregate purchase price of $150 million, payable in installments, and we continue to hold an 18.9% equity interest in the joint venture. We received $94 million in the September quarter, followed by an additional $11 million in the December quarter, and subsequent to the quarter end, we received $30 million. There is an additional $15 million remaining that will be received later this calendar year. This financial strength allows us to invest decisively and strategically in technology development, manufacturing capability, and engineering talent as we continue to shift the business toward higher-value, higher-margin opportunities.

We are already realizing the impact of our strategy on revenue. For example:
•While overall PC unit demand in calendar 2026 is expected to be constrained by tightening memory supply, our total solutions strategy is gaining traction, and we are seeing increasing BOM content on new platforms such as Intel’s Panther Lake.
•In Communications, we are witnessing the fruits of our earlier investment in silicon and packaging technologies in smartphone battery protection. Our technology differentiation, coupled with the industry move toward higher charging currents, enabled us to secure increased BOM content and deepen our relationship with top-tier customers – factors that are expected to contribute to our growth in 2026.
•In Advanced Computing, including AI data centers, server and graphics, we are encouraged by an expansion in demand across a broader array of AI data-center applications and a broader set of customers. We are seeing near-term demand for high-performance medium-voltage solutions used in applications such as hot-swap and intermediate bus converters for leading ODMs for major hyperscale customers. Advanced Computing is becoming a core growing element within the Computing segment.

The key takeaway is that we are continuing to see the benefit of our structural transformation. We will see tangible results this calendar year, and we expect more meaningful acceleration in 2027 and beyond as new platforms and programs ramp.

With that, let me now cover our segment results and provide some guidance by segment for the next quarter.

Starting with Computing. December quarter revenue was up 5.9% year-over-year, and down 17.1% sequentially and represented 49.6% of total revenue. The sequential revenue decline was in line with our expectations. Within Computing, we saw softness following an unusually strong September quarter that benefited from tariff-related PC pull-ins as well as earlier AI and graphics shipments. Seasonality also affected sales of tablets. As we mentioned before, during the September quarter, AI and graphics customers entered a digestion phase that extended into the December quarter, which was further influenced by increasing prioritization of production by our customers toward GPUs for AI data centers over traditional graphic card platforms.

Looking ahead to calendar 2026, visibility into the PC market remains limited, driven primarily by uncertainty around memory shortages. While memory availability may impact end PC demand, data center investment continues to provide an important offset. As mentioned before, we are shipping our high-performance medium voltage MOSFET products into infrastructure programs, including hot-swap power solutions that are now moving into the build phase at leading ODMs for major hyperscale customers. We are also expanding our presence in AI platforms through medium-voltage solutions supporting 48-volt to 12-volt intermediate bus conversion.

Looking ahead to the March quarter, we expect Computing segment revenue to decline low single digits sequentially. This reflects softness in the PC market, mostly offset by strength in AI data center applications, as well as growth in graphics cards and tablets. Importantly, we have clear visibility into demand for our new medium-voltage MOSFETs across an expanding list of applications and customer base that includes power supply providers, module makers, cloud service providers and major hyperscalers.

Turning to the Consumer segment, December quarter revenue was down 14.9% year-over-year and down 18.3% sequentially and represented 11.8% of total revenue. The results were in line with our original expectations for a high-teens sequential decline.

While wearables experienced a normal seasonal decline, the overall year-over-year revenue decrease in Consumer was primarily driven by Gaming, with a smaller impact also from Home Appliances. In Wearables, we continue to see underlying momentum supported by share gains, new customer engagements, higher BOM content, and a broader mix of end applications. In gaming, we remain closely aligned with our key customer as they progress through their next product cycle, where our existing relationship and strength in high-performance power solutions position us to participate in the next-generation platform. Home Appliance demand was modestly lower year-over-year, though new design activity in 2025 supports longer-term opportunities, particularly in emerging markets.

For the March quarter, we forecast mid-single digit sequential growth in the Consumer segment primarily driven by a recovery in gaming after a sharp inventory correction in the December quarter.

Next, let’s discuss the Communications segment, December quarter revenue increased 1.1% sequentially and was flat year-over-year and represented 20.4% of total revenue. The results were supported by strong year-over-year growth from our Tier One U.S. smartphone customer, driven by continued expansion of BOM content. While demand from China smartphone customers remains uneven as we prioritize U.S. customers, we are sustaining high market share in the premium phone segment. We see additional growth coming in calendar 2026 as new models launch with higher charging currents, and our investments in differentiated silicon and packaging technologies for battery protection further enable BOM content expansion.

Looking ahead to the March quarter, the Communications segment will likely decline mid-single digit sequentially. This is due to typical seasonality from our Tier One U.S. smartphone customer partially offset by sequential growth from China smartphone. Korea is expected to remain relatively flat.

Now, let’s talk about our last segment, Power Supply and Industrial, which accounted for 16.7% of total revenue and was down 22.5% year-over-year and down 3.0% sequentially. Overall, the results were below our expectations for mid-to-high single digit sequential growth as quick charger demand came in weaker-than-expected, but were partially offset by a rebound in Power Tools and E-mobility.

Looking ahead to the March quarter, we expect Power Supply revenue to increase mid-single digits sequentially driven primarily by quick chargers and DC fans, offset by softer Power Tools and E-Mobility.

In closing, we are guiding the March quarter to be down slightly sequentially. We expect the March quarter to mark a near-term low point for revenue and margin, with the business returning to growth beginning in the June quarter and into the peak season, supported by improving mix and a more favorable contribution from higher-value applications. Consistent with the strategy we have outlined, we are accelerating targeted investments in performance-driven applications where we have strong positions, clear differentiation, and expanding customer engagement.

While calendar 2026 may reflect modest growth as markets work through near-term constraints, our application-specific total solutions strategy is yielding results, and we are already seeing positive impacts today. As we continue to move higher-value programs toward production, we expect these benefits to become increasingly visible over the course of calendar 2026, which we expect to support stronger growth as we move into 2027 and beyond.

With that, I will now turn the call over to Yifan for a discussion of our fiscal second quarter financial results and our outlook for the next quarter. Yifan?

Yifan Liang (Chief Financial Officer)

Thank you, Stephen. Good afternoon, everyone and thank you for joining us.

Revenue for the December quarter was $162.3 million, down 11.1% sequentially and down 6.3% year-over-year.

In terms of product mix, DMOS revenue was $101.0 million, down 6.9% sequentially and down 10.6% over last year. Power IC revenue was $58.8 million, down 19.1% from the prior quarter and up 9.5% from a year ago. Assembly service and other revenue was $2.5 million, as compared to $1.3 million last quarter and $1.1 million for the same quarter last year.

Non-GAAP gross margin was 22.2%, compared to 24.1% last quarter and 24.2% a year ago. The quarter-over-quarter decrease was mainly impacted by higher input and operation costs.

Non-GAAP operating expenses were $41.3 million, compared to $41.4 million for the prior quarter and $39.0 million last year.

Non-GAAP quarterly EPS was $0.16 loss, compared to $0.13 earnings per share last quarter and $0.09 per share a year ago.

Moving on to cash flow. Operating cash flow was negative $8.1 million, including $4.0 million of repayment of customer deposits and $8.7 million income tax paid by one of our entities on the gain from the sale of CQJV equity interest. By comparison, operating cash flow was positive $10.2 million in the prior quarter and positive $14.1 million last year. We expect to refund $1 million of customer deposits in the March quarter. EBITDAS excluding equity method investment loss was $9.7 million for the quarter, compared to $19.4 million last quarter and $16.8 million for the same quarter a year ago.

Now let me turn to our balance sheet.

We completed the December quarter with a cash balance of $196.3 million, compared to $223.5 million at the end of last quarter.
Net trade receivables decreased by $8.1 million sequentially. Days Sales Outstanding were 25 days for the quarter, compared to 21 days for the prior quarter.

Net inventory increased by $3.9 million quarter-over-quarter. Average days in inventory were 140 days for the quarter, compared to 124 days for the prior quarter.
CapEx for the quarter was $15.0 million, compared to $9.8 million for the prior quarter. We expect CapEx for the March quarter to range from $15 million to $18 million.

With that, now I would like to discuss March quarter guidance.
We expect:

•Revenue to be approximately $160 million, plus or minus $10.0 million.
•GAAP gross margin to be 20.2%, plus or minus 1%. We anticipate non-GAAP gross margin to be 21%, plus or minus 1%.
•GAAP operating expenses to be $52.0 million, plus or minus $1.0 million. Non-GAAP operating expenses are expected to be $45.0 million, plus or minus $1.0 million. The sequential growth in operating expenses is mostly the result of increased spending for R&D.
•Interest income to be $1.0 million higher than interest expense, and
•Income tax expense to be in the range of $1.1 million to $1.3 million.

With that, we will now open the call for questions. Operator, please start the Q&A session.

Closing:
Before we conclude, I’d like to highlight a few upcoming investor events. The management team will be participating in:

•Susquehanna 15th Annual Technology Conference on February 26 in New York City
•Loop Capital 7th Annual Investor Conference on March 9 virtually, and
•Jefferies Semis, IT Hardware & Comm Tech Summit on August 26 in Chicago, IL.

If you wish to request a meeting, please contact the institutional sales representative at the sponsoring bank.

This concludes our earnings call today. Thank you for your interest in AOS, and we look forward to speaking with you again next quarter.

Special Notes Regarding Forward Looking Statements

This script contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, statements relating to projected amount of revenues, gross margin, operating expenses, operating income, tax expenses, net income, noncontrolling interest, share-based compensation expenses and other financial forecasts, expected financial performance of market segments; our ability to capture market shares and increase BOM content; our ability to achieve growth in 2026 and 2027; expected seasonality; receipt of remaining installment payments from the JV equity offering; business opportunities in A.I. and data centers, our expectations with respect to R&D investment and business strategy;; our ability and strategy to develop new products; fluctuation in customer demand and market segments; anticipated market cycle and seasonality; and other information regarding the future development of our business. Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the state of semiconductor industry and seasonality of our markets; decline of the PC industry and our ability to respond to such decline; difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern and seasonality; our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and other periodic reports filed by AOS. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.